Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-3 Nos. 333-57785, 333-75633, 333-32580, and 333-105536) of Apache Corporation and in the related Prospectuses,
(2)	Registration Statement (Form S-4 No. 333-107934) of Apache Corporation and in the related Prospectus, and
(3)	Registration Statements (Form S-8 Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723, 33-63817, 333-04059, 333-25201, 333-26255, 333-32557, 333-36131, 333-53961, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-105871, 333-106213, 333-125232, 333-125233, and 333-135044) of Apache Corporation;
of our report dated February 28, 2007, with respect to the consolidated financial statements of Apache Corporation, our report dated February 28, 2007 with respect to Apache Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Apache Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP ERNST & YOUNG LLP
Houston, Texas
February 28, 2007